AMERICAN FINANCIAL GROUP, INC.

                  EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS


       We consent to the incorporation by reference in the following Registration Statements and related prospectuses of American Financial Group, Inc. of our report dated February 9, 2001, with respect to the consolidated financial statements and schedules of American Financial Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2000.

                      Registration
           Form       Number            Description
           ----       ------------      -----------

           S-8        33-58825          Stock Option Plan

           S-8        33-58827          Employee Stock Purchase Plan

           S-3        33-62459          Dividend Reinvestment Plan

           S-8        333-10853         Nonemployee Directors' Compensation Plan

           S-8        333-14935         Retirement and Savings Plan

           S-3        333-81903         $450 million of Debt Securities,
                                          Common Stock and Trust Securities

           S-8        333-91945         Deferred Compensation Plan




                                                             ERNST & YOUNG LLP
Cincinnati, Ohio
March 26, 2001











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